SETTLEMENT AGREEMENT

           This Settlement Agreement (the "Agreement") is made this 8th day of May, 2002 by and among Foster Wheeler LLC (as successor by merger to Foster Wheeler Corporation) ("FWLLC"), the Village of Robbins (the "Village"), and SunTrust Bank (formerly known as, and as successor to, SunTrust Bank, Central Florida, National Association) in its capacity as trustee under the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999 (the "Indenture") and as "Litigation Proceeds Trustee" under that certain Litigation Proceeds Trust Agreement dated as of October 15, 1999 (the "Trustee"), and Robbins Resource Recovery Partners L.P., RRRP Robbins, Inc., and RRRP Illinois, LLC (the "Debtors").

           WHEREAS certain disputes have arisen between the parties hereto regarding, among other things, the sale of the Facility (as defined in Paragraph 2 below) and the terms of the Debtors' First Amended Joint Chapter 11 Liquidation Plan dated March 5, 2002 (the "Plan"); and

           WHEREAS the parties hereto desire to resolve these disputes without further delay or expense;

           NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. FWLLC hereby irrevocably assigns to the Village all of its rights under paragraph 8.2.3 of the Settlement Agreement dated January 31, 2002 and approved by the United States Bankruptcy Court on March 5, 2002 (the "January 31, 2002 Agreement") to receive the TIF Refunds as defined in the January 31, 2002 Agreement. Section 12.01 of the Plan shall be amended to add the following subparagraph (vii):

           Payment of all pre-petition and post-petition real estate taxes due and owing in connection with the Facility.

           2. The Village on behalf of itself, its trustees, employees, officers, agents, attorneys, successors and assigns (the "Village Releasors"), does hereby release, waive and



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forever discharge FWLLC, and its subsidiaries and affiliates, and their respective members, partners, shareholders, attorneys, officers, directors, employees, agents, successors and assigns (the "FWLLC Releasees") from any and all claims, debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, trespasses, variances, judgments, executions, damages, claims or demands, whether known or unknown, fixed or contingent, disclosed or undisclosed, asserted or unasserted, and whether presently existing or hereafter arising related in any way, directly or indirectly, to the solid waste-to-energy facility located in the Village and known as the Robbins Resource Recovery Facility ("Facility"), the 1999 and 2000 chapter 11 cases of the Debtors (the "Chapter 11 Cases"), and any agreements or guarantees made or actions taken or not taken in connection with the Facility, the building or operation of the Facility, the Debtors or the Chapter 11 Cases. It is the parties' intent that this release should be given the broadest construction possible to include any conceivable claim related in any way to the Facility, the building or operation of the Facility, the Debtors or the Chapter 11 Cases.

           3. The FWLLC Releasees, do hereby release, waive and forever discharge the Village Releasors from any and all claims, debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, trespasses, variances, judgments, executions, damages, claims or demands, whether known or unknown, fixed or contingent, disclosed or undisclosed, asserted or unasserted, and whether presently existing or hereafter arising related in any way to the Facility, the Chapter 11 Cases or any agreements or guarantees made or actions taken or not taken in connection with the Facility or the Chapter 11 Cases. It is the parties' intent that this release should be given the broadest construction possible to include any conceivable claim related in any way to the Facility, the building or operation of the Facility, the Debtors or the Chapter 11 Cases.

           4. Notwithstanding the foregoing, the releases set forth in Paragraphs 2 and 3 herein shall not release any of the following obligations, claims or liabilities: (a) claims arising under this Agreement; (b) FWLLC's obligations under Sections 9 or 11 of the January 31, 2002 Agreement or the reservations in the General Releases (as defined in the January 31, 2002





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Agreement), including, without limitation, any liabilities or obligations arising under the Site Lease Environmental Guaranty Agreement or the Laydown Site Lease Environmental Guaranty Agreement; (c) the Village's obligations and any parties' claims arising under Section 6.03 of the Indenture; or (d) the Village's obligations and any parties' claims under the Tax Agreement (as that term is defined in the Indenture).

           5. The parties hereto agree to request that the Court continue the confirmation hearing on the Debtors' Plan and the hearing on the Debtors' Motion to Sell Substantially All of The Debtors Assets To The Highest and Best Bidders or Bidder to June 28, 2002 or the first date that is available on the Bankruptcy Court's calendar after June 28, 2002.

           6. Contemporaneously with the execution of this Agreement, the Village of Robbins shall deliver an executed agreed consent foreclosure order in the form of Exhibit A hereto ("Agreed Judgment") to be held by the Trustee's counsel, William P. Smith, Esq., in escrow and to be released from escrow as set forth in subparagraph 6.A. or 6.B., herein. There shall be a disposition of the Facility under the following timetable and in the following manner:

           A.If the following conditions occur on or before June 28, 2002: (i) the Village enters into a lease of that portion of the Facility commonly referred to as the tipping floor (the "Tipping Floor") with Allied Waste Industries, Inc. or such other entity that is acceptable to the Village (the "Tipping Floor Lease"); (ii) the Village closes a transaction pursuant to which it pays $5 million in cash to the Debtors' estate for distribution pursuant to the January 31, 2002 Agreement and the Plan in consideration for the Trustee's release of its mortgage against the Tipping Floor and the personal property that constitutes the Tipping Floor and the Debtors' release of that portion of the Amended and Partially Restated Facility Lease between the Village and Robbins Resource Recovery Partners LP that covers the Tipping Floor; and (iii) the Tipping Floor Lease satisfies the requirements of an agreement(s) with the Internal Revenue Service to remediate the bonds known as the Series 1999A, 1999B, 1999C and 1999D bonds (collectively, the "Bonds") substantially in the form and substance as set forth in Exhibit 4 to the January 31, 2002 Agreement (the "IRS Closing Agreement"), then the Village shall have until December 1, 2002 to: (x) enter into a binding contract to purchase or otherwise effect a disposition of the

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balance of the Facility which contract or other disposition may not be subject to any conditions or contingencies other than Bankruptcy Court approval and results in consideration as set forth in Paragraph 6.D. herein; and (y) such contract or other disposition of the balance of the Facility satisfies the requirements of the IRS Closing Agreement. For purposes hereof the conditions set forth in Paragraphs 6.A.(i), (ii) and (iii) shall be referred to herein collectively as the "Phase II Conditions" and the conditions set forth in Paragraphs 6.A.(x) and (y) shall be referred to herein collectively as the "Phase III Conditions". Satisfaction of the Phase 11 Conditions shall constitute an Approved Asset Sale for purposes of Section 12.01 of the Plan.

           B. In the event that the Phase II Conditions are not met by June 28, 2002, then the Village shall only have until October 1, 2002 to satisfy the Phase II Conditions and Phase III Conditions. In the event that the Phase II Conditions are not satisfied by October 1, 2002, on October 2, 2002 or as promptly thereafter as is practical, the Trustee shall be entitled to. request, upon two days notice to the Village, that the United States District Court for the Northern District of Illinois presiding over the litigation known as SUNTRUST BANK AS TRUSTEE V. VILLAGE OF ROBBINS ET AL., 02 C 2750 enter the Agreed Judgment. The Village waives all objections to the entry of the Agreed Judgment except that the Phase II Conditions have in fact been met.

           If the Phase II Conditions are satisfied by October 1, 2002, and the Phase III Conditions are not satisfied within the times set forth in 6.D., the Trustee shall not foreclose on the real property constituting any part of the Facility, but may sell, transfer, liquidate or otherwise dispose of personal property and fixtures subject to the lien of the Indenture. Notwithstanding the foregoing, the Trustee shall retain its mortgage on such real property until $ 10 million is received by the Debtors' estate under the provisions of Paragraph
6. D.

           C. The Village and FWLLC agree to use reasonable efforts to obtain an IRS Closing Agreement; provided, however, that FWLLC shall not be required to make any payments greater than or earlier than those set forth in Exhibit 4 to the January 31, 2002 Agreement. Upon receipt of a copy of the Tipping Floor Lease, FWLLC will use its best efforts

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to confirm as to whether the Tipping Floor Lease transaction will comply with the IRS Closing Agreement.

           D. If the following conditions occur on or before December 1, 2002 (if the Phase II Conditions are met on or before June 28, 2002) or October 1, 2002 (if the Phase II Conditions are not met on or before June 28, 2002): (i) the Village satisfies the Phase III Conditions, excluding any assets comprising the Tipping Floor (the "Energy Transaction"); (ii) the Village closes, or causes a third party (jointly with or independent of the Village) to close, an Energy Transaction pursuant to which it or such third party pays to the Debtors' estate for distribution in accordance with Section 8.2 of the January 31, 2002 Agreement cash or a principal amount of freely tradable and marketable tax-exempt securities tradable at par on the date of issue (as determined by an investment banker acceptable to the purchasers of such securities), or a combination thereof, equal to the sum of $10,000,000 less the aggregate remaining amount of any cash held in the Debtors' estate (excluding any TIF Refund or amounts held to fund administrative claims) immediately distributable to the Trustee under the Plan (the "Base Energy Asset Amount"), then the Trustee shall release its mortgage against that portion of the Facility necessary to consummate the Energy Transaction and the personal property related thereto (the "Energy Assets") and the Debtors' shall release their interests in the Energy Assets.

           In the event that the aggregate amount of cash and/or securities as provided in Paragraph 6.D.(ii) received by the Debtors' estate upon consummation of the Energy Transaction is less than the Base Energy Asset Amount, any TIF Refund (excluding any TIF Refund amount paid or payable to the Village under Paragraph 1 herein) for the 1999, 2000 and 2001 tax years (provided that all such cash and securities have been paid to the Debtors' estate) shall be paid to the Debtors' estate for distribution pursuant to Section 8.2 of the January 31, 2002 Agreement. Upon the receipt by the Debtors' estate of cash and/or securities as provided in Paragraph 6.D.(ii) and, to the extent necessary, such TIF Refund and other cash payments in an aggregate amount equal to $10,000,000, the Trustee shall release its mortgage against the Energy Assets and the Debtors shall release their interests in the Energy Assets.




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           In the event that the aggregate amount of cash or securities as provided in Paragraph 6.D. received by the Debtors' estate upon consummation of the Energy Transaction is greater than the Base Energy Asset Amount, any remaining portion of the TIF Refund for the 1999, 2000 and 2001 tax years not previously paid or payable to the Village under Paragraph I herein and all other amounts received upon consummation of the Energy Transaction in excess of the Base Energy Asset Amount shall be paid to the Village or as the Village shall direct.

           E. In consideration of, and as a material inducement to, the parties agreements contained herein, the Village agrees that it shall take all actions necessary or required to permit the Trustee to fully exercise its rights and remedies under the Agreed Judgment, the Illinois Uniform Commercial Code or any other applicable law, rule or regulation (including, without limitation, any applicable municipal law or code), as the case may be, to permit the Trustee to own, lease, sell, transfer or otherwise dispose of all or any portion of the Facility or Trust Estate (as defined in the Indenture), including, without limitation, the convening or calling of special meetings of the Village Board, trustees or other Village officials to approve any necessary Village resolutions or the issuance by the Village of any demolition, access or other permits necessary or required in connection therewith. Nothing contained in this Paragraph 6.E. shall be deemed to limit any rights or remedies of the Trustee contained in the Indenture and are in addition thereto. The Village agrees that it shall not object to the exercise of any such action or remedy by the Trustee including, without limitation, any objection based on the grounds of commercial reasonableness or otherwise.

           F. Money received by the Debtors' estate and/or the Trustee hereunder shall be distributed by them in accordance with Section 8.2 of the January 31, 2002 Agreement.

           7. The Debtors shall reasonably cooperate with the Village in connection with its efforts to meet the conditions of Paragraph 6 herein, including using its best efforts to obtain such information as may be required from FWLLC subject to the terms of Section 14 of the January 31, 2002 Agreement.

           8. Contemporaneously with the execution of this Agreement, the Village shall deliver to FWLLC an executed IRS Form No. 2848 Power of Attorney and Form 8821





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Declaration Of Representative in the form of Exhibit B hereto (the "Power of
Attorney"). The Village waives any right to revoke the Power of Attorney until the later of (i) the remediation of the Bonds or (ii) the consummation of the IRS Closing Agreement(s) and releases all claims against the FWLLC Releasees arising out of FWLLC's use of the Power of Attorney.

           9. Upon receipt of the Power of Attorney, FWLLC shall dismiss with prejudice the adversary proceeding known as FWLLC V. VILLAGE, 01 A 00973 and withdraw the motion for contempt that it filed in that adversary proceeding.

           10. The Village agrees to promptly dismiss with prejudice its appeal pending in the United States District Court for the Northern District of Illinois as VILLAGE OF ROBBINS V. ROBBINS RESOURCE RECOVERY PARTNERS, L.P., 02 C 2705.

           It. The Debtors, FWLLC and the Trustee shall consent to the entry of an order allowing the Village an administrative expense claim under 11 U.S.C. ss.ss. 503(b) and 507(a)(1) in the amount of $642,375 (the "Allowed Claim"). Notwithstanding Paragraph 6.F. herein, contemporaneously with confirmation of the Debtors' Plan and satisfaction of the Phase 11 Conditions, the Debtors shall pay the Allowed Claim via check to Duane Morris for invoiced amounts approved in writing by the Village and the balance to the Village. In the event that the Phase 11 Conditions are not met by the dates set forth in Paragraphs 6.A. or 6.B. herein, the Village agrees that it shall not object to the Debtors' Plan or any other plan for the Debtors on the grounds that the Allowed Claim cannot be paid and agrees that 11 U.S.C. ss. 1129 (a)(9)(A) does not apply to the Allowed Claim, however, the Village shall still retain its Allowed Claim and be entitled to receive its share of any cash or property available for distribution to creditors. Any obligation to pay rent to the Village shall terminate as of May 31, 2002.

           12. The Village agrees to promptly withdraw with prejudice its Motion To Convert Case To Chapter 7 dated February 12, 2002.

           13. This Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois in all respects, without giving effect to the conflicts of law principles thereof. The terms of this Agreement shall be fully enforceable by the Bankruptcy Court.







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           14. The Parties hereto acknowledge and agree that they and their respective counsel have independently reviewed and had the opportunity to make amendments to this Agreement and the normal rules of construction, whereby ambiguities are resolved against the drafting party, shall be inapplicable to this Agreement.

           15. No waiver or modification of this Agreement or any covenant, condition, or limitation herein contained shall be valid and no evidence of waiver or modification shall be offered or received in evidence in any proceeding or litigation between the parties hereto arising out of or affecting this Agreement or the rights or obligations of the parties hereto, unless such waiver or modification is in writing duly signed by the party to be charged with such waiver or modification. Any waiver of any provision or condition of this Agreement shall not be construed to be a waiver of any other condition or provision.











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           IN WITNESS THEREOF, the parties hereto have duly executed this

Agreement as of the date first written above.

                               FOSTER WHEELER LLC (as successor by merger to Foster Wheeler Corp.)

                               By:/S/THOMAS R. O'BRIEN
                                  ----------------------------------------------
                               Its:   Manager, General Counsel, and
                                      Senior Vice President















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                               THE VILLAGE OF ROBBINS
/S/PALMA L. JAMES
-----------------              By:/S/IRENE H. BRODIE
                               ----------------------------------------------
Attest                         Its: Manager

                               SUNTRUST BANK, as Trustee

                               By:     /S/DALE P. MANZ
                                   ---------------------------------------------
                               Its: First Vice President

                               ROBBINS RESOURCE RECOVERY
                               PARTNERS, L.P.

                               By: RRRP ROBBINS, INC.,
                                        its general partner

                               By: /S/HOBART S. TRUESDELL
                                   ---------------------------------------------
                               Its: President & Secretary

                               RRRP ROBBINS, INC.

                               By: /S/HOBART S. TRUESDELL
                                   ---------------------------------------------
                               Its: President & Secretary

                               RRRP ILLINOIS, LLC

                               By: /S/HOBART S. TRUESDELL
                                   ---------------------------------------------
                               Its: President & Secretary





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